Exhibit 10 (a)
                                    EXHIBIT 4
                                    ---------
                                  AMENDMENT TO
                       SUPPLEMENTAL RETIREMENT PROGRAM FOR
                     MANAGAMENT PROFIT-SHARING ASSOCIATES OF
                         J. C. PENNEY CORPORATION, INC.

The definitions in Article II entitled Board of Directors and Human Resources and Compensation Committee are amended effective April 30, 2002 to read as follows:

          Board of Directors: Board of Directors of the Parent Company.
          ------------------

          Human Resources and  Compensation  Committee:  The Human Resources and
          --------------------------------------------
          Compensation  Committee  of the  Board  of  Directors  of  the  Parent
          Company.

                                                                  Exhibit 10 (b)


                                    EXHIBIT 6
                                   ----------
                               AMENDMENT NO. 3 TO
                          J. C. PENNEY CORPORATION, INC.
                      1999 SEPARATION ALLOWANCE PROGRAM FOR
                      PROFIT-SHARING MANAGEMENT ASSOCIATES

1.   Paragraph (f) of the  definition of Change of Control is amended  effective
                                         -----------------
     April 30, 2002 to read as follows:

     (f) the Board of Directors of the Parent Company adopts a resolution to the effect that, for the purposes of this Program, a Change of Control has occurred.

2.   The definition of Subsidiary is amended effective April 30, 2002 to read as
     follows:          ----------


     Subsidiary  shall mean any corporation  that is owned, in whole or in part,
     ----------
     by the Parent Company and is a participating employer in the J. C. Penney Corporation, Inc. Pension Plan, unless the Company's Human Resources
     Committee, prior to a Change of Control, determines that any such corporation shall not be a Subsidiary under the Program.


3. Section 5.01 and 5.02 are amended effective April 30, 2002 to add the word "Parent" immediately before the word "Company" in each place it appears.

                                                                  Exhibit 10 (c)

                           AMENDMENT NUMBER ONE TO THE
                           J. C. PENNEY COMPANY, INC.
                      SUPPLEMENTAL TERM LIFE INSURANCE PLAN
                    FOR MANAGEMENT PROFIT-SHARING ASSOCIATES

     WHEREAS, effective January 1, 2002, J. C. Penney Company, Inc, (the "Company") adopted an amended and restated J. C. Penney Company, Inc. Supplemental Term Life Insurance Plan for Management Profit-Sharing Associates ("Plan"); and

     WHEREAS, the Company desires to amend the Plan; and

     WHEREAS,  the  Company  is  empowered  to amend the Plan  pursuant  to Plan
Section 8.1; and

     RESOLVED, that pursuant to Plan Section 8.2, the Plan is hereby amended, effective as of January 1, 2002 (except as otherwise provided below), as follows:

3. The words "J. C. Penney Company, Inc. Supplemental Term Life Insurance Plan for Management Profit-Sharing Associates" on the cover and in sections 1.1 and
2.14 are hereby deleted and the following is inserted in lieu thereof effective January 27, 2002:

          J. C. Penney Corporation, Inc. Supplemental Term Life Insurance Plan for Management Profit-Sharing Associates

4. Section 6.6 is hereby amended by adding the following new sentence at the end thereof:

     Provided however, that any third party expenses incurred either (a) to set-up or administer a custodial account or trust to hold the proceeds of the Insurer's demutualization, or (b) to set-up, communicate with Participants or administer a premium holiday under the Plan, where such premium holiday results from the demutualization of the Insurer, may, at the Company's discretion, be paid from the proceeds resulting from the sale of the Insurer's stock received as part of the demutualization of the Insurer and any cash or earnings thereon held in the custodial account or trust.

          RESOLVED FURTHER, that the officers of the Company and its counsel be, and they hereby are, authorized to take all such further actions and to execute and deliver all such further instruments and documents including, but not limited to, any required amendments related to the Plan's qualification under the Internal Revenue Code of 1986, as amended, as shall in their judgment be necessary, proper, or advisable in order to fully carry out the intent and to effectuate the purposes of the foregoing resolutions and each of them.

                                                                  Exhibit 10 (d)


                                    EXHIBIT 3
                                    ---------
                                   AMENDMENTS
                                       TO
                          J.C. PENNEY CORPORATION, INC.
                            BENEFIT RESTORATION PLAN

     1. The definition of "Board of Directors" in Article II of the J.C. Penney Corporation, Inc. Benefit Restoration Plan ("Benefit Restoration Plan") is amended in its entirety to read as follows:

               Board of  Directors:  Board of Directors  of the Parent  Company.
               ------------------

     2. The definition of the "Human  Resources and  Compensation  Committee" in
Article II of the Benefit Restoration Plan (Definitions) is amended in its entirety to read as follows:

               Human Resources and Compensation  Committee:  The Human Resources
               -------------------------------------------
          and Compensation Committee of the Board of Directors of the Parent Company.

     3. The definition of "Participating Employer" in Article II of the Benefit Restoration Plan (Definitions) is amended in its entirety to read as follows:

               Participating  Employer:  The  Company  and any other  Controlled
               ------------------------
          Group Member or organizational unit of the Company or of a Controlled Group Member which is designated as a Participating Employer under the Plan by the Human Resources Committee or the Board of Directors of the Company; provided, however, that if any such designation would substantially increase the cost of the Plan to the Company, such designation shall be subject to the sole discretion of the Board of Directors of the Parent Company.

     4. The first paragraph of Paragraph 1 of Article VIII (Amendment and Termination) is amended in its entirety to read as follows:

               (1)  Amendment   and   Termination:   The  Human   Resources  and
                    ------------------------------
          Compensation Committee or the Board of Directors of the Company may amend or modify the Plan at any time, without prior notice; provided, however, that any such amendment or modification which would substantially increase the cost of the Plan to the Company shall require approval of the Board of Directors of the Parent Company. The Board of Directors of the Parent Company or the Company may suspend, discontinue, or terminate the Plan at any time without prior notice or approval.

     5. The third paragraph of Paragraph (1) of Article VIII of the Benefit Restoration Plan (Amendment and Termination) is amended in its entirety to read as follows:

               Each amendment to the Plan by the Human Resources and Compensation Committee or the Board of Directors of the Parent Company or the Company will be made only pursuant to unanimous written consent or by majority vote at a meeting. Upon such action by the Human Resources and Compensation Committee or the Board of Directors of the Parent Company or the Company, the Plan will be deemed amended as of the date specified as the effective date by such action or in the instrument of amendment. The effective date of any amendment may be before, on, or after the date of such action of the Human Resources and Compensation Committee or the Board of Directors of the Parent Company or the Company.

     6. Paragraph (2) of Article VIII (Rights of Associates) is amended in its entirety to read as follows:

               (2) Rights of Associates:  Neither the  establishment of the Plan
                   ---------------------
          nor any action thereafter taken by the Company, the Parent Company, or any Controlled Group Member or by the Benefits Administration Committee shall be construed as giving to any Associate any vested right to a benefit from the Plan or a right to be retained in employment or any specific position or level of employment with the Company or any Controlled Group Member. Moreover, no Associate shall have any right or claim to any benefits under this Plan if the Associate is summarily discharged, as defined by the Company (including resignation in lieu thereof) unless the Benefits Administration Committee, in its discretion, determines that such Associate shall be eligible for such benefits notwithstanding such summary discharge.

     7.  Paragraph  (4)  of  Article  VIII  of  the  Benefit   Restoration  Plan
(Liability) is amended in its entirety to read as follows:

               (4)  Liability:  Neither the Board of  Directors  (including  any
                    ---------
          committees thereof) of the Parent Company, the Company, or of any Participating Employer nor any member of the Benefits Administration Committee or the Human Resources Committee nor any person to whom any of them may delegate any duty or power in connection with administering the Plan shall be personally liable for any action or failure to act with respect to the Plan.

                                                                  Exhibit 10 (e)
                                    EXHIBIT 7
                                   ----------
                                  AMENDMENTS TO
                         J. C. PENNEY CORPORATION, INC.
                            1989 MANAGEMENT INCENTIVE
                              COMPENSATION PROGRAM

1. Section 1 of the J. C. Penney Corporation, Inc. 1989 Management Incentive Compensation Program ("Program") is amended to add the following as a new paragraph:

          "Parent  Company"  means  J.  C.  Penney  Company,   Inc.  a  Delaware
          corporation, and any successor corporation.

2. Section 2 of the Program is amended by adding "of the Parent Company" after the words "Board of Directors" in line 2 of the second paragraph.

3. Section 3 of the Program is amended on line 6 by deleting "J. C. Penney Company, Inc." and inserting "the Parent Company".

4. Section 4 of the Program is amended (1) by adding "of the Parent Company" after the words "Board of Directors" in line 1 and (2) by deleting "J. C. Penney Company, Inc." on line 2 and inserting "the Parent Company" in each case in the third paragraph thereof.

5. Section 6 of the Program is amended by adding the words "of Directors of the Parent Company" after the word "Board" on line 5 of the second paragraph and line 1 of the third paragraph.

6. Section 7 of the Program is amended by adding the words "of the Parent Company" after the words "Board of Directors" on line 1.

                                                                  Exhibit 10 (f)


                                    EXHIBIT 5
                                   ----------
                                  AMENDMENT TO
                         J. C. PENNEY CORPORATION, INC.
                       MIRROR SAVINGS PLAN I, II, AND III


1.   The  definition of Human  Resources and  Compensation  Committee is amended
                        ---------------------------------------------
     effective April 30, 2002 to read as follows:

     Human  Resources  and  Compensation  Committee:  The  Human  Resources  and
     -----------------------------------------------
     Compensation Committee of the Board of Directors of the Parent Company.

2. Paragraph (f) of Section 7.08 is amended effective April 30, 2002 to read as follows:

     (f) the Board of Directors of the Parent Company adopts a resolution to the effect that, for the purposes of this Plan, a Change of Control has occurred.

3.   Section 8.02 is amended effective April 30, 2002 to read as follows:

         8.02 Plan Termination
              ----------------

               The Board of Directors of the Parent Company may terminate or discontinue the Plan at any time. If the Plan is terminated, it shall be on such terms and conditions as the Board of Directors of the Parent Company shall deem appropriate.

                                                                Exhibit 10 (i)



                               ECKERD CORPORATION

                            KEY MANAGEMENT BONUS PLAN


                       Adopted effective February 1, 1999

                      Amended and Restated February 1, 2002

                               ECKERD CORPORATION

                            KEY MANAGEMENT BONUS PLAN

     1. Purpose. The Key Management Bonus Plan (KMBP) is intended to focus the attention of plan participants on financial factors critical to Eckerd Corporation's (the "Company") success. Through a carefully tailored combination of company-wide, regional, district, departmental and personal goals, each individual participant is encouraged to concentrate effort in those areas which most affect the Company's bottom line. The KMBP rewards participants for their contribution to the achievement of the Company's established financial and operating goals.

     The Company is committed to a "pay for performance" philosophy. Therefore, compensation programs are designed to reward achievement of financial results. The KMBP is a pivotal component of a manager's total compensation, which includes base pay and benefits. It represents a significant corporate investment in its participants as key players on the Company's management team.

     2. Administration. The KMBP shall be administered by the Board of Directors of the Company ("Board"). The Board may delegate the administration of the KMBP to the Human Resources and Investment Committee of the Board of Directors or such other committee as the Board may designate from time to time (the "Committee"). The Board of Directors or the Committee may, from time to time, establish such rules and regulations for carrying out the KMBP as they may deem necessary or desirable. The Board of Directors or the Committee shall decide all questions of fact arising in the application of the KMBP and shall interpret and construe the provisions of the KMBP and of any other documents relating to it or a bonus award hereunder and any such decision, interpretation or construction shall be conclusive and binding upon all persons.

     3. Effective Date Of Plan. The KMBP became effective as of February 1, 1999, and was amended and restated effective as of February 1, 2002, in each case upon approval by the Board of Directors.

     4. Eligibility. The executive officers eligible to participate in the KMBP and their participation percentages are established by the Board. Other positions eligible to participate in the KMBP are established by the Board, the Committee, or the Company's Senior Management. The Board or the Committee decides the level of the participant's participation.

     To be a "qualified participant" in the KMBP, an individual must be in a KMBP position on or before the first Monday in November of the applicable fiscal year, remain in a KMBP position for at least 90 days, have a performance rating of Meets Expectations or Competent Performance (Level 3) or better for the applicable fiscal year, and be actively working for the Company on the last day of the bonus period. Associates with a performance rating of Improvement Needed or less (i.e., Level 4 or 5) for the bonus period or who are on active written counseling at the time of transfer from a KMBP eligible position to a non-KMBP eligible position for performance reasons during the bonus period are not eligible to receive a bonus. If a participant holds a KMBP position for less than a full fiscal year, the participant's KMBP payment will be prorated according to the number of weeks the participant has served in a KMBP position during the applicable fiscal year. If a participant serves in more than one KMBP position in the course of the year, the bonus will be calculated for each position separately and prorated for the number of weeks in that position.

     5. Bonus Period. The bonus period coincides with the Company's fiscal year.

     6. Performance Measures. Eligible participants will receive a goal sheet each fiscal year showing their individual performance measures which may include, among others, sales and EBIT (earnings before interest and taxes). The KMBP will generate a payment factor based upon the percent or dollar difference between actual and planned results for established criteria.

     7. Bonus Calculation. The bonus is designed to have multiple targeted steps, each step has an associated target EBIT and Sales goal with a corresponding payment factor. The program allows for a 100% KMBP percentage payment when the payment factor equals 1.00. The program has a minimum payment factor of zero (0) and a maximum payment factor of two (2). The calculation of the KMBP bonus utilizes a straight line interpolation for results that fall between any two payment factors. The amount of the bonus is calculated by multiplying the eligible participant's base salary that was paid during the year by the applicable KMBP percentage and the payment factor. The applicable KMBP percentage is based upon the participant's position level and title as approved by the Board of Directors or Committee, as provided under Section 4.

     8. Bonus Payment. KMBP bonuses are paid in cash within 90 days after the end of the fiscal year. At the time of receipt of written notice of a participant's bonus award, each participant shall arrange with the Company for the payment of the amount of any taxes required to be collected or withheld as a result of the payment of the KMBP bonus.

     9. Participants On Leave Of Absence. Qualified participants who go on a documented military leave or a Company approved and documented Family and Medical Leave Act, medical or maternity leave of absence during the bonus period will be eligible for a prorated bonus with credit given for the first six weeks of the leave (or longer if required by applicable federal or state laws) and with no credit given for the remaining amount of time on leave of absence. Qualified participants who go on any other Company approved leave of absence during the bonus period will be eligible for a prorated bonus with no credit given for the amount of time on leave of absence. This bonus will be paid only when the participant returns to work directly from such a leave. If an eligible participant goes on an approved leave of absence after the end of the bonus period but before the bonus is paid, the participant shall receive the full amount of bonus due. The bonus payment will be made within 90 days after the end of the fiscal year.

     10.  Termination Of Employment.

          a. Voluntary Terminations. A qualified participant who voluntarily terminates employment with the Company before the end of the bonus period forfeits all rights to any payment under the KMBP. Participants who have informed the Company of their decision to leave the Company must be physically on the job on the last day of the bonus period to receive payment for that period. Participants who have notified the Company of their desire to terminate employment and who choose to take vacation prior to the end of the bonus period will not be deemed to have completed the bonus period and will not be eligible for payout under the KMBP. Participants who voluntarily terminate employment after the end of the bonus period but before the bonus is paid are eligible to receive the bonus payment for that period.

          b. Involuntary Terminations. A qualified participant who is involuntarily terminated before the bonus is paid for the applicable bonus period forfeits all rights to any payment under the KMBP, provided, however, a qualified participant whose employment terminates prior to the end of the bonus period due to one of the following reasons will receive a prorated bonus award: retirement at or after age 60, if you were a participant in the J.C. Penney Corporation, Inc. Pension Plan or the Eckerd Corporation Pension Plan (or any predecessor plan of either of them); retirement at age 55 or later with at least 15 years of "service"; permanent and total disability; death; permanent reduction in force; approved unit closing; or if otherwise required by law. "Service" for retirement purposes means your total period of employment with J.C. Penney Corporation, Inc. and its subsidiaries, including approved leaves of absence, certain service in the U.S. Armed Forces, periods when you are credited with Social Security Disability service and any period after your employment with the Company ends, so long as you are rehired within 365 days.

     11. Termination and Amendment of the Bonus Plan. The KMBP represents compensation in addition to normal salary for eligible participants. The Company reserves the right to amend the KMBP, including the right to make changes in the KMBP's provisions, payouts, and eligibility, and also reserves the right to discontinue or terminate the KMBP at any time.

     12. Oral Representations. The KMBP governs, controls and supersedes any and all representations, either oral or written, made by any employee or agent or other representative of the Company or any participating employer, and no other agreements, statements, or assertion relating to the subject matter of this Plan shall be valid or enforceable.

     13. Severability. If any provision of the KMBP, including instruments incorporated by reference, shall be held illegal, invalid or disqualifying for any reason, including, but not limited to, any inconsistency in the text of the KMBP with applicable law or regulation, said illegality, invalidity, or inconsistency shall not affect the remaining provisions of the KMBP, such illegal, invalid, disqualifying or inconsistent provision shall be fully severed from the contents of the KMBP, and the KMBP shall be contrued and enforced as if such illegal, invalid, disqualifying, or inconsistent provision had not been included in the KMBP.

     14. Governing Law. The KMBP will be construed and enforced according to the laws of the State of Florida, without giving effect to the conflict of laws principles thereof. Every right of action must be brought no later than four years after the date the action accrues.

                                                                  Exhibit 10 (j)
                                   Exhibit "A"
                                   -----------
          Amendment To Eckerd Corporation Executive Supplemental Plan

     RESOLVED that the Eckerd Corporation Executive Supplement Plan be, and it hereby is, approved effective March 21, 2002 in the form submitted to the Board of Directors; and

     RESOLVED that the officers of the Corporation and its counsel be, and they hereby are, authorized to take all such further actions and to execute and deliver all such further instruments and documents, in the name and on behalf of the Corporation, and under its corporate seal or otherwise, and to pay all such expenses, as shall be in their judgement be necessary, proper, or advisable in order fully to carry out the intent and effectuate the purposes of the foregoing resolution.

                                                                  Exhibit 10 (k)


                                   EXHIBIT "A"
                                   -----------

         Amendment To Eckerd Corporation Supplemental Retirement Program

     RESOLVED that the Amended and Restated Eckerd Corporation Supplemental Retirement Program (formerly know as the Supplemental Retirement Program for Management Profit-Sharing Associates of Thrift Drug, Inc.) be, and it hereby is, approved effective March 21, 2002 in the form submitted to the Board of Directors; and

     RESOLVED that the officers of the Corporation and its counsel be, and they hereby are, authorized to take all such further actions and to execute and deliver all such further instruments and documents, in the name and on behalf of the Corporation, and under its corporate seal or otherwise, and to pay all such expenses, as shall be in their judgement be necessary, proper, or advisable in order fully to carry out the intent and effectuate the purposes of the foregoing resolution.